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                    CONSENT OF STERNE, AGEE & LEACH, INC.

                                                                    EXHIBIT 23.6

        We hereby consent to the filing of our January 18, 1995 opinion to Fidelity Federal Savings Bank as an Exhibit to the Registration Statement on Form S-4 of Regions Financial Corporation and to the references to us and our opinion in the Proxy Statement/Prospectus that forms a part of the Registration Statement. In giving this consent we do not concede that we are within the category of persons whose consent is required in the Registration Statement.

STERNE, AGEE & LEACH, INC.
BY: /S/ Kathryn H. Bissette
Sr. Vice President

January 18, 1995